FIRST AMENDED AND RESTATED
DISCRETIONARY INVESTMENT MANAGEMENT AGREEMENT

This FIRST AMENDED AND RESTATED DISCRETIONARY INVESTMENT MANAGEMENT AGREEMENT (the “Agreement”) is made the 21st day of November, 2008 between GOLDMAN, SACHS ASSET MANAGEMENT, L.P., (the “Manager”), and [Name of ALLIED WORLD ASSURANCE COMPANY entity and place of incorporation] (the “Beneficiary”).

WHEREAS, Mellon Bank, N.A., a national banking association organized and existing under the laws of the United States (herein, in its capacity as trustee of the “Trust Account” as defined below, referred to as the “Trustee”) is in the business of providing trust services to its clients and currently acts as trustee to the Trust Account pursuant to a certain Trust Agreement dated as of January 1, 2002 (the “Trust Agreement”) by and among [Name of ALLIED WORLD ASSURANCE COMPANY entity] (as “Grantor”), the Trustee, and the Beneficiary;

WHEREAS, the Manager is engaged in the business of providing investment advisory and management services;

WHEREAS, the Manager is headquartered in New York, New York and has significant assets and employees in the United States in connection with providing investment advisory and management services; and

WHEREAS, the Beneficiary wishes to retain the investment management services of the Manager in respect of the Trust Account entrusted to the Manager for management (the “Account”), and the Manager is willing to provide such services subject to the terms and conditions set forth below.

THE PARTIES AGREE THAT:

1. Appointment and Acceptance.

1.1 The Beneficiary hereby appoints the Manager as the investment manager of the Account (as defined in Section 2) for the purpose of selecting and executing transactions which are in compliance with the investment guidelines as set out in Appendix A (the “Guidelines”) as agent of the Account, and the Manager hereby accepts such appointment. Notwithstanding anything in this Agreement to the contrary, the Manager may, at its own discretion, delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations hereunder to any affiliate of the Manager, without further consent of any party hereto; provided that the Manager shall always remain liable for its obligations hereunder and for all actions of any such affiliates to the same extent as the Manager is liable for its own actions hereunder. In such event, references herein to the Manager shall be deemed to be references to the relevant affiliate to which the Manager delegates responsibilities hereunder. The Manager is regulated by the Securities and Exchange Commission in the conduct of its investment advisory business in the United States. For purposes of this Agreement, the lower case term “affiliate(s)” shall be defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

1.2 The Beneficiary may from time to time, upon at least 10 days’ written notice to the Manager, amend the Guidelines; provided that the Beneficiary may not amend the Guidelines to impose additional monitoring, reporting or other material obligations on the Manager without the Manager’s consent. In the event of an amendment to the Guidelines, the parties shall mutually agree to an appropriate fee schedule for any additional asset class.

1.3 The Manager may in its sole discretion, in accordance with the Guidelines, invest the Account in any investment company, unit trust or other collective investment fund, registered or non-registered, for which the Manager or any of its affiliates serves as investment adviser (“Affiliated Fund(s)”); provided, however, that in respect of the fixed income account any such Affiliated Fund shall be a money market sweep vehicle or similar fund for the management of short term cash balances in the Account, or in the Goldman Sachs Funds S.I.C.A.V. – Global High Yield Portfolio. In connection with such investments in an Affiliated Fund, the Beneficiary will, except as otherwise agreed in writing, pay all fees associated with investing in the Affiliated Fund, and any Affiliated Fund’s advisory or administrative fee will not be offset against fees payable in accordance with the fee schedule hereunder.  The Beneficiary acknowledges that the fees paid in connection with an Affiliated Fund may be higher than fees for certain comparable, non affiliated collective investment funds.

2. Account.

2.1 The “Account” shall initially consist of the cash and other assets of the trust account (the “Trust Account”) listed in the schedule of assets separately furnished in writing to the Manager by the Beneficiary. Any cash, securities or other assets delivered by the Grantor to the Trustee or deposited by the Grantor in the Trust Account, plus all investments, reinvestments and proceeds of the sale thereof, including, without limitation, all interest, dividends and appreciation on investments shall also comprise part of the “Account”. Subject to the written approval of the Customer, the Account may be divided into one or more “Sub-Accounts” with each subject to separate fee schedules and Guidelines. The Trustee shall notify the Manager of any additions made to, or withdrawals made from, the Account; it being understood and agreed, that the Beneficiary shall not withdraw funds from the Account in order to invest such funds, including without limitation in any other money market investment vehicle.

2.2 In the event that the Trustee notifies the Manager of a pending addition to the Account on a specified future date, the Manager shall have the authority to effect transactions on behalf of the Account for settlement on or after the specified date on the assumption that such assets shall become part of the Account by such date and the Beneficiary shall be responsible for all transactions effected on the basis of such assumption.

3. Authority of Manager.

3.1 The Manager is hereby authorized to supervise and direct the investment and reinvestment of the assets in the Account, with full power of substitution, with authority and at its discretion, on the Account’s behalf and at the Account’s risk, subject to the terms of this Agreement including the Guidelines.

3.2 Failure to comply with any specific guideline or restriction contained in the Guidelines because of market fluctuation, changes in the capital structure of any Account company, rating agency or credit rating changes, or withdrawals or other events outside of the Manager’s control will not be deemed a breach of the Guidelines or this Agreement, provided that (i) the Manager cures such failure to comply with the Guidelines as soon as practicable after its discovery by the Manager, or (ii) the Manager believes that such a cure would not be in the best interests of the Account, the Manager promptly notifies the Beneficiary of such non-compliance and its belief with respect to cure, and the Beneficiary provides written notice instructing the Manager to allow the Account to remain outside the Guidelines in respect of such non-compliance.

3.3 Subject to the Guidelines, the Manager’s authority shall include, without limitation, the power to buy, sell, retain, exchange or otherwise deal in investments and effect transactions; and to exercise all such other powers as the Manager in its sole discretion deems appropriate in relation to investing and executing transactions for the Account.

3.4 Subject to any other written instructions of the Beneficiary, the Manager is hereby appointed the Account’s agent and attorney-in-fact to exercise in its discretion all rights and perform all duties which may be exercisable in relation to any assets in the Account, including, without limitation, the right to vote, tender or exchange any securities in the Account, to execute waivers, consents and other instruments with respect to such securities, to endorse, transfer or deliver such securities and to participate in or consent to any , plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities. Notwithstanding the above, the Beneficiary or its Custodian, and not the Manager, shall make any and all filings in connection with any securities litigation or class action lawsuits involving securities held or that were held in the Account. However, the Manager shall not incur any liability to the Account by reason of any exercise of, or failure to exercise, any such discretion, and further, the Manager shall not incur any liability for any failure arising from an act or omission of a person other than the Manager, in each case, subject to the Manager’s standard of liability as set forth in Section 7.1 hereof. The Beneficiary understands that the Manager may, from time to time and at the Manager’s expense, establish guidelines for the voting of proxies and employ the services of a proxy voting service in exercising proxy votes in accordance with the Manager’s guidelines.

3.5 The Manager may open accounts (for example with brokers and other market counterparties) and execute documents, warranties, indemnities and representation letters in the name of, binding against and on behalf of the Account to the extent customary and reasonably necessary or desirable in the Manager’s view to carry out the Manager’s activities under this Agreement.

3.6 The Beneficiary agrees to notify the Manager immediately in writing in the event that the authority and/or discretion of the Manager, as contemplated by this Section 4, becomes or is reasonably likely to become fettered in any way which may include, without limitation, circumstances where any of the assets in the Account become subject to rights exercisable by third parties where such third parties may have a right of veto of those investment decisions made by the Manager (referred to in this Section 3.6 as “Controlled Assets”). The Manager shall use its reasonable endeavours, subject always to applicable law and regulation and the terms hereof, to comply with any direction of the Beneficiary in respect of the Controlled Assets but, except for the Manager’s gross negligence, bad faith or wilful misconduct to comply with such direction (which must be reasonable), the Manager shall not be responsible for any losses or liabilities howsoever incurred and which are attributable to the Controlled Assets.

4. Account Transactions.

4.1 The Manager will place orders for the execution of transactions on behalf of the Trust Account on a best execution basis and in accordance with Part II of the Manager’s Form ADV, as may be amended from time to time. The Manager may, in its discretion, bunch and aggregate orders for the Account. The Manager is not required to aggregate orders. The Manager hereby notifies the Beneficiary that aggregation may work against as well as for the Account’s interest.

4.2 The Manager may not execute trades with or through itself or any of its affiliates acting as agent or as principal. The Manager may execute transactions in which the Manager, its affiliates and/or their personnel have interests as described in Sections 1.3 and 13 hereof. The Manager is authorized to effect cross transactions between the Account and other accounts managed by the Manager and its affiliates provided that remuneration paid by the Account for the execution of such transactions shall be paid to broker-dealers unaffiliated with the Manager and provided, further, that the terms of such cross transactions are, in the Manager’s reasonable view, fair and equitable to the Account. Such cross transactions enable the Manager to purchase or sell a block of securities for the Account at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sell order. The Manager believes that such transactions can provide meaningful benefits for its clients. However, the Manager has a potentially conflicting division of loyalties and responsibilities regarding both parties to such transactions.

4.3 The Manager may cause the Trustee to advance cash on the Account’s behalf to facilitate execution and settlement of transactions in the Account.

5. Custody. The Account shall be held by the Trustee as custodian pursuant to the Trust Agreement. The Manager and, except as may be otherwise specifically provided by the Trust Agreement, its affiliates shall at no time have custody or physical control of the assets and cash in the Account. The Beneficiary shall instruct the Trustee to provide the Manager with such periodic reports concerning the status of the Account as the Manager may reasonably request from time to time. The Beneficiary will not change the custodian without giving the Manager reasonable prior written notice of its intention to do so together with the name and other relevant information with respect to the new custodian. The quarterly fee shall be billed in arrears for each calendar quarter and payable in U.S. dollars within 30 days upon receipt of a reasonably detailed invoice. The Beneficiary will arrange for the Trustee to send to the Beneficiary and the Grantor, no less than quarterly, a statement showing all amounts disbursed from the Account to the Manager. Neither the Manager nor its affiliates shall have any responsibilities for the selection, appointment or monitoring of the Trustee and shall not be liable for any act or omission of the Trustee.

6. Representations and Warranties.

6.1 The Manager hereby represents and warrants to and agrees that:

6.1.1. this Agreement has been duly authorized, executed and delivered by the Manager and constitutes its legal, valid and binding obligation;

6.1.2. the execution and delivery of this Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions contemplated herein and the payment (or receipt, as applicable) of the fees described herein shall not violate or conflict with any constitutive document, agreement, instrument, law, rule, order or regulation binding on it;

6.1.3. the Manager has and will maintain in full force and effect with respect to itself and its affiliates, all approvals, consents, registrations, filings and licenses required to enable it to execute, deliver and perform its obligations under this Agreement.

6.2 The Beneficiary hereby represents and warrants to and agrees with the Manager that:

6.2.1 it is acting on behalf of the sole beneficial owner or owners of the Account and that no restrictions exist on the transfer, sale or other disposition of the assets in the Account and that no option, lien, charge, security or encumbrance exists or will, due to any act or omission of the Beneficiary, exist over any of the said assets;

6.2.2 this Agreement has been duly authorized, executed and delivered by the Beneficiary and constitutes its legal, valid and binding obligation;

6.2.3 the Beneficiary shall provide in writing and update as necessary a list of companies in which the Beneficiary prohibits the Manager from investing, whether for regulatory or other reasons;

6.2.4 (i) all transactions in securities, futures, options, forwards and other instruments and obligations of any kind relating thereto authorized by the Guidelines (collectively, “Obligations”) are within its power, are duly authorized and, when duly entered into with a counterparty, will be the legal, valid and binding Obligations of the Beneficiary and the Account; (ii) all transactions and agreements authorized under this Agreement and the Guidelines which the Manager enters on behalf of the Account will not violate the constituent documents of, or any law, rule, regulation, order or judgment binding on the Beneficiary or the Account, or any contractual restriction binding on or affecting the Account or the Beneficiary’s properties and no governmental or other notice or consent is required in connection with the execution, delivery or performance of this Agreement by the Beneficiary or of any agreements governing or relating to Obligations, subject to the Manager’s compliance with this Agreement including the attachments hereto; and (iii) the Beneficiary will give the Manager reasonable notice of its intention to deal or authorize anyone other than the Manager to deal with the Account. Furthermore, the Beneficiary agrees to inform the Manager promptly in writing if any representation, warranty or agreement made by the Beneficiary in this Agreement is no longer true or requires exception and/or modification to remain true; and

6.2.5 the Beneficiary is a “Qualified Institutional Buyer” as defined under Rule 144A under the Securities Act of 1933.

7. Limitation of Liability; Indemnification.

7.1 Except for breach of confidentiality obligations as provided for in Section 11, the Manager shall not be liable for any expenses, losses, damages, liabilities, demands, charges and claims of any kind or nature whatsoever (including, without limitation, any legal expenses and costs and expenses relating to investigating or defending any demands, charges and claims) (collectively, “Losses”) by or with respect to the Account, except to the extent that such Losses are the result of an act or omission taken or omitted by the Manager during the term of the Agreement hereunder which constitutes gross negligence, bad faith or willful misconduct with respect to the Manager’s obligations hereunder (including its obligations to select and execute transactions in accordance with the Guidelines as described in Section 1 hereof or if the Manager accepted instructions which do not correspond to terms of Section 8 of this Agreement), with respect to which the Manager shall remain liable. Without limitation, the Manager shall not have breached any obligation to the Account and shall incur no liability for Losses resulting from (i) the actions of the Beneficiary or Trustee or other agents, following directions of the Beneficiary or the Manager’s failure to follow unlawful or unreasonable directions of the Beneficiary or (ii) force majeure or other events beyond the control of the Manager, including, without limitation, any failure, default or delay in performance resulting from computer failure, breakdown in communications or market disruptions not reasonably within the control of the Manager. No warranty is given by the Manager as to the performance or profitability of the Account or any part thereof or that the investment objectives of the Account, including, without limitation, its risk control or return objectives, will be successfully accomplished, and the Manager shall have no liability in respect of any Losses arising as a result of a change in market conditions, unless resulting from the Manager’s gross negligence, bad faith or willful misconduct (with respect to which the Manager shall remain liable). Where the investment objective of the Account refers to a benchmark index as set out in the Guidelines, for the avoidance of doubt the Manager will not be obliged to manage the Account in accordance with the composition of that index, but will be subject at all times to the Investment Guidelines.

7.2 The Grantor shall reimburse, indemnify and hold harmless the Manager, its affiliates and their directors, officers and employees and any person controlled by or controlling the Manager (collectively, the “indemnitees”) for, from and against any and all Losses (i) relating to this Agreement or the Account arising out of any misrepresentation or act or omission or alleged act or omission on the part of the Beneficiary, the Trustee or any of their agents or (ii) arising or relating to any demand, charge or claim in respect of an indemnitee’s acts, omissions, transactions, duties, obligations or responsibilities arising pursuant to this Agreement, unless such demand, charge or claim results from the Manager’s gross negligence, bad faith or willful misconduct or such indemnitee shall have settled such demands, charges and claims without the Beneficiary’s consent.

7.3 Nothing in this Agreement shall exclude or restrict any duty or liability to the Beneficiary which the Manager may have under applicable laws, rules or regulations. Additionally, U.S. federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing in this Agreement shall constitute a waiver or limitation of any rights that the Beneficiary may have under any applicable U.S. federal or state securities laws.

8. Directions to the Manager.

8.1 All directions to the Manager shall be in writing signed either by the Beneficiary or by an authorized agent of the Beneficiary.

8.2 For this purpose, the term “in writing” shall include directions given by facsimile or electronic mail. A list of persons authorized to give instructions to the Manager hereunder with specimen signatures is set out in Appendix C to this Agreement that may be amended from time to time. The Beneficiary may revise the list of authorized persons from time to time by sending the Manager a revised list which has been certified either by the Beneficiary or by a duly authorized agent of the Beneficiary. The Manager shall be entitled to rely upon any direction from, or document signed by, any person listed in Appendix C of this Agreement. The Manager shall have no liability in respect of fax transmission errors or interceptions of email communications by unauthorized persons; provided, however, that any such interceptions do not occur due to the grossly negligent security measures of the Manager. The Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

8.3 Directions given to the Manager shall be effective only upon actual receipt by the Manager and shall be acknowledged by the Manager through its actions, unless the Beneficiary is advised by the Manager otherwise or unless the Beneficiary requests otherwise in the text of its directions.

9. Reports and Valuation. The Manager shall promptly provide the Beneficiary and the Grantor with written reports containing the valuations and status of the Account on a monthly basis, within 15 days after the end of the month, or otherwise as they may from time to time reasonably request, except that written confirmations of brokerage transactions shall be promptly sent solely to the Manager.

10. Non-Assignability. No assignment of this Agreement may be made by any party except with the written consent of the other signatories hereto, provided that an assignment by operation of law shall not require written consent unless required by applicable law. Subject to the foregoing, the provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. The Beneficiary will be notified by the Manager of a change in general partners of the Manager within a reasonable time thereafter.

11. Confidential Information. All proprietary client information of the Beneficiary and Grantor and proprietary information and advice of the Manager (collectively, the “Information”) shall be treated as confidential by the other party hereto and shall not be disclosed to the public by such other party except (i) if such Information is or becomes available to the public or industry sources other than as a result of disclosure by the receiving party or by someone known to such party to have an obligation to keep such Information confidential; (ii) receiving party can demonstrate that the Information was in its possession prior to the time of disclosure by the disclosing party; (iii) the information is independently developed by or for the receiving party by persons not having access to the Information hereunder; or (iv) the Information is, on the advice of legal counsel, required to be disclosed by law or by legal process. Notwithstanding the foregoing, if the receiving party receives a request to disclose all or any part of the Information under a subpoena or other order issued by a court of competent jurisdiction or by a government agency, the receiving party shall, if possible: (i) give the disclosing party prompt written notice of such request; (ii) consult with the disclosing party on the advisability of taking reasonable steps to resist or narrow that request and if disclosure of that Information is required, furnish only such portion of the Information as the receiving party is advised by counsel is legally required to be disclosed; and (iii) cooperate with the disclosing party, at the disclosing party’s expense in obtaining protective orders or undertakings that confidential treatment will be afforded any of such Information so furnished and, if disclosure of any such Information is required, only that portion of such Information as to which disclosure is so required shall be disclosed. Notwithstanding the foregoing, the Beneficiary hereby consents to the disclosure by the Manager of the Account name to brokers and dealers (including, without limitation, any futures brokers and futures commission merchants if futures are permitted by the Guidelines) whether executing or clearing, to carry out the Manager’s activities under this Agreement. The Manager may not disclose the Beneficiary’s name to consultants and prospective clients as part of a representative client list in connection with the compilation of marketing materials without the prior written consent of the Beneficiary.

The receiving party acknowledges and agrees that, in the event of any breach of this Agreement, the disclosing party might be irreparably and immediately harmed and unable to be made whole by monetary damages. It is accordingly agreed that the disclosing party, in addition to any other remedy to which it may be entitled in law or equity, will be entitled to seek an injunction or injunctions to remedy breaches of this Agreement.

12. Remuneration; Expenses. For its discretionary investment management services hereunder, the Manager shall be entitled to the fees and terms of payment as set forth in Appendix B to this Agreement, as the same may be amended from time to time by written agreement signed by the parties. The Manager may, at its discretion, make payments out of such fees to any affiliate from which the Manager obtains assistance. Custodian fees, if any, are charged separately by the Trustee and are not included in Appendix B unless specifically set forth therein. The Account or Grantor, as applicable, shall be responsible for payment of brokerage commissions, transfer fees, registration costs, taxes and other similar reasonable out of pocket costs and transaction-related expenses and fees arising out of transactions in/management of the Account and the Beneficiary hereby authorizes the Manager to incur such expenses for the Account, provided that any such expenses so incurred are disclosed in reasonable detail in reports contemplated by Section 9 hereof. All fees are exclusive of any value added or similar taxes which, if payable, shall be payable by the Grantor.

13. Services to Other Clients; Certain Affiliated Activities.

13.1 The relationship between the Manager and the Beneficiary and the Account is as described in this Agreement and permits, expressly as set forth herein, the Manager and its affiliates to effect transactions with or for the Account in instances in which the Manager and its affiliates may have multiple interests. In this regard, the Manager is part of a worldwide, full service investment banking, broker-dealer, asset management organization, and as such, the Manager and its affiliates (the “Firm”) and their managing directors, directors, officers and employees (“Personnel”) may have multiple advisory, transactional and financial and other interests in securities, instruments and companies that may be purchased, sold or held by the Manager for the Account. The Firm may act as adviser to clients in investment banking, financial advisory, asset management and other capacities related to instruments that may be purchased, sold or held in the Account, and the Firm may issue, or be engaged as underwriter for the issuer of, instruments that the Account may purchase, sell or hold. At times, these activities may cause departments of the Firm to give advice to clients that may cause these clients to take actions adverse to the interests of the Account. The Firm and Personnel may act in a proprietary capacity with long or short positions, in instruments of all types, including those that the Account may purchase, sell or hold. Such activities could affect the prices and availability of the securities and instruments that the Manager seeks to buy or sell for the Account, which could adversely impact the performance of the Account. Personnel may serve as directors of companies the securities of which the Account may purchase, sell, or hold. The Firm and Personnel may give advice, and take action, with respect to any of the Firm’s clients or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Manager’s accounts, and effect transactions for such clients or proprietary accounts at prices or rates that may be more or less favorable than for the Account. The Firm and Personnel may obtain and keep any profits, commissions and fees accruing to them in connection with other activities for themselves and other clients and their own accounts and the Manager’s fees as set forth in this Agreement shall not be abated thereby.

13.2 The ability of the Manager and its affiliates to effect and/or recommend transactions may be restricted by applicable regulatory requirements in the United Kingdom, the European Union, the United States or elsewhere and/or their internal policies designed to comply with such requirements. As a result, there may be periods when the Manager will not initiate or recommend certain types of transactions in certain investments when the Manager or its affiliates are performing investment banking or other services or when aggregated position limits have been reached and the Beneficiary will not be advised of that fact. Without limitation, when the Manager or an affiliate is engaged in an underwriting or other distribution of securities of a company, the Manager may in certain circumstances be prohibited from purchasing or recommending the purchase of certain securities of that company for its clients.

13.3 From time to time at the Manager’s discretion, advisory Personnel may consult with Personnel in proprietary trading or other areas of the Firm or form investment policy committees comprised of such Firm Personnel, and the performance of Firm Personnel obligations related to their consultation with the Manager could conflict with their areas of primary responsibility within the Firm. In connection with their activities with the Manager, such Firm Personnel may receive information regarding the Manager’s proposed investment activities which is not generally available to the public. However, there will be no obligation on the part of such Firm Personnel to make available for use by investment management clients of the Manager any information or strategies known to them or developed in connection with their client, proprietary or other activities. In addition, the Firm will be under no obligation to make available any research or analysis prior to its public dissemination. Furthermore, the Firm shall have no obligation to recommend for purchase or sale by investment management accounts of the Manager any security that the Firm or Personnel may purchase for themselves or for any other clients. The Firm shall have no obligation to seek to obtain any material, non-public (“inside”) information about any issuer of securities, and will not effect transactions for investment management accounts of the Manager on the basis of any inside information as may come into its possession.

13.4 In the event that the Manager is authorized to effect transactions in derivatives pursuant to the Guidelines, including contingent liability investments, it may settle or close out such transactions without contacting the Beneficiary. The Manager may debit the Account with any sums required to pay or supplement any deposit or margin support of such transaction.

14. Duration and Termination.

14.1 This Agreement may be terminated: (a) by either party at any time upon 30 days’ prior written notice to the other party; (b) immediately by either party in the event of a material breach by the other party of the terms of this Agreement and failure to cure such violation within 30 days of becoming aware of, or receiving notice from, the other party of such violation; or (c) by the Beneficiary at any time with Cause (as defined below) or upon a Change in Control (as defined below) of The Goldman Sachs Group, Inc. or the Manager. “Cause” shall mean (a) a willful violation by the Manager of this Agreement or the Guidelines and (b) suspension of payments by the Manager of its debts, entry by the Manager into an arrangement with its creditors, cessation of business by the Manager, or threats by the Manager to cease carrying on its business, or the bankruptcy, insolvency, liquidation, rehabilitation or reorganization of the Manager, or the appointment of a receiver, liquidator or rehabilitator to cover the Manager. “Change in Control” shall mean the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of interests representing more than 50% of the voting interest of a corporation or other entity, but excluding any such person or group that owns interests representing more than 50% of such voting interests on the date hereof.

14.2 Upon termination in accordance with this Section, the Grantor will pay the fees of the Manager referred to in Section 12 of this Agreement prorated to the date of termination and the Account shall honor any trades entered but not settled before the date of any such termination. Sections 6, 7, 11and 20 shall survive the termination of this Agreement. Upon termination, except as the Beneficiary may otherwise direct, the Account will be liquidated in an orderly manner at a fee to be agreed between the parties.

15. Notices. Except as otherwise specifically provided in Section 8, all notices shall be deemed duly given when sent in writing to the appropriate party at the addresses appearing at the end of this Agreement for each signatory hereto, or to such other address as shall be notified in writing by that party to the other party from time to time or, if sent by facsimile transmission, upon transmission.

16. Entire Agreement; Amendment, Etc.

16.1 This Agreement, including the Appendices attached hereto, states the entire agreement of the parties with respect to management of the Account and no variation to this Agreement shall be effective unless amended by a writing signed by the parties hereto.

16.2 In the event that any term, condition or provision of this Agreement is held to be a violation of any applicable law, statute or regulation the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and this Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. Notwithstanding the foregoing, in the event of such deletion the parties shall negotiate in good faith in order to agree to the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

16.3. A person who is not a party to this Agreement has no right to enforce any term of this Agreement.

17. Effective Date. This Agreement shall become effective on the day and year first written above. The Manager shall commence its discretionary investment management activities, as contemplated under the Agreement, on the earlier of the date of (i) execution of this Agreement by each of the parties, (ii) the receipt by the Manager of confirmation in writing from the Trustee that either cleared funds are available to the Manager for investment on behalf of the Account or that assets initially comprising the Account have been delivered to the Trustee and are available for disposition by the Manager, or (iii) such other date agreed upon in writing between the Manager and the Beneficiary.

18. Complaints. Without prejudice to any and all rights that the Beneficiary may have under this Agreement and applicable law, all formal complaints should in the first instance be made in writing to the Manager, c/o its Chief Executive Officer, 32 Old Slip, New York, NY 10005.

19. Miscellaneous. The Beneficiary agrees that telephone conversations between it and the Manager and its affiliates may be recorded. The Beneficiary will inform its employees and subcontractors of such recording and obtain any statements of consent that are necessary.

20. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. The parties to this Agreement agree that any disagreement, dispute, claim or defense arising in, under or related to this Agreement including but not limited to, any performance, duty, obligation, benefit, or interpretation pertinent to the Agreement shall be brought in federal court located in the City of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

[Name of ALLIED WORLD ASSURANCE
GOLDMAN SACHS ASSET MANAGEMENT, L.P. By: Name:	COMPANY entity] By: Name:
Title:	Title:
Notice Address:	Notice Address:

Agreed and Acknowledged by:

[Name of ALLIED WORLD COMPANY entity] (as Grantor)

By:
Name:
Title:

Notice Address: